Exhibit 99.2 Unaudited category sales and unaudited customer transactions

                                                DOLLAR GENERAL CORPORATION
                                                 UNAUDITED CATEGORY SALES
                                            For the Four Week Calendar Period

                                                                                      --- For the Four Weeks Ended ---
                                                  Same-Stores                       August 3, 2001        August 4, 2000
                                                     % Chg                            Sales Mix             Sales Mix
                                                     -----                            ---------             ---------
   Highly Consumable                                  12%                                61%                   59%
   Hardware and Seasonal                              13%                                15%                   14%
   Basic Clothing                                     -4%                                11%                   12%
   Home Products                                     -12%                                13%                   16%
                                                     ----                                ---                   ---
     TOTAL                                           6.6%                                100%                  100%

   Hardlines                                         9.0%                                86%                   84%
   Softlines                                         -8.0%                               14%                   16%
                                                     -----                               ---                   ---
     TOTAL                                           6.5%                                100%                  100%


                           DOLLAR GENERAL CORPORATION
                         UNAUDITED CUSTOMER TRANSACTIONS
                        For the Four-Week Calendar Period



                                        --- For the Five Weeks Ended ---
                                                     % Chg
Same-Store Sales                                     6.6%
Customer Transactions                                2.5%
Average Customer Purchase                            4.0%